Exhibit 1(b)

                                                               90 OCT 17 PM 1 28
                                                                    STATEMENT OF
                                                          ASSESSMENTS & TAXATION

                              SCUDDER MUTUAL FUNDS

                              ARTICLES OF AMENDMENT

     Scudder Mutual Funds, Inc., a Maryland Corporation having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended so that Article V,
Section 3(b) and 3(e) of the Articles of Incorporation will now read as follows:

                              ARTICLE V, SECTION 3

                                  CAPITAL STOCK

     (b) All consideration received by the Corporation for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors and shall be referred to as "assets belonging to" that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Corporation. Anything in these Articles notwithstanding, the shares of any subsidiary purchased with the assets of a particular Series shall be deemed to be an asset belonging to that Series and all income, earnings, profits and proceeds of such subsidiaries, including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Series for all purposes, subject only to the rights of creditors.

     (e) Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder of Shares of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as from time to time amended, or (ii) if the value of the Shares in the account maintained by the Corporation or its transfer agent for any Series for the stockholder is less than one thousand dollars


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($1,000) and the stockholder has been given at least sixty (60) days' written notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to one thousand dollars ($1,000) or more before the redemption is effected by the Corporation.

     SECOND: The foregoing amendment was duly advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Scudder Mutual Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its president and attested by its Secretary, on October 12, 1990. The president acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval of this amendment of the Corporation's Charter are true in all material respects and that this statement is made under penalties of perjury.


                                       Scudder Mutual Funds, Inc.


                                       By: /s/ Daniel Pierce
                                           -------------------------------------
                                           Daniel Pierce
                                           President



Attest:


/s/ Thomas F. McDonough
----------------------------
Thomas F. McDonough
Secretary